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                                             EXHIBIT 10.61





























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AMENDED AND RESTATED CREDIT AGREEMENT, dated as
of July 5, 2000, among:

(i)  HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED, a Delaware corporation (the
"Company");

(ii)  BECKER HOLDING GmbH, a German
corporation (the "Subsidiary Borrower");

(iii)  the several banks and other financial
institutions identified on the signature pages hereto from time to time parties to this Agreement (each, a "Lender"; and collectively, the "Lenders");

(iv)  COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK
BRANCH, as Lead Arranger (the  Arranger"); and

(v)  COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK
BRANCH, a German banking corporation
("Commerzbank"), as administrative agent for the Lenders hereunder (together with its successors in such capacity, the
"Administrative Agent").

          W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Borrower, the Lenders, the Arranger and the Administrative Agent have previously entered into a Credit Agreement dated as of December
12, 1997 (as amended, supplemented and
otherwise modified through the date hereof, the "Existing Credit Agreement");

WHEREAS, the Company, the Subsidiary Borrower, the Lenders, the Arranger and the Administrative Agent wish to amend and restate the Existing Credit Agreement upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the
premises and the mutual agreements
herein contained, the Existing Credit Agreement shall be amended and restated in its entirety as of the Effective Date to read as follows:

SECTION 1.  DEFINITIONS

1.1.	Defined Terms.  As used in this Agreement,
the following terms shall have the following meanings:

"Administrative Agent": as defined in the introductory paragraph.

"Administrative Schedule": Schedule III to this Agreement, which contains interest rate definitions and administrative information.

"Affiliate":  as to any Person, any other
Person (other than a Subsidiary) which,
directly or indirectly, is in control of, is controlled by, or is under common control with, such
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Person.  For purposes of this definition,
"control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or
(b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"Agreement":  this Amended and Restated Credit
Agreement, as amended, supplemented or
otherwise modified from time to time.

"Applicable Margin": with respect to each day during a fiscal quarter of the Company, the margin per annum set forth below opposite the Debt to Capitalization Ratio for the applicable
Test Period as shown on the Debt to
Capitalization Ratio Certificate for the test period delivered pursuant to subsection 6.2(c):

Debt to Capitalization Ratio 	Applicable Margin
     Less than 60%                   .60%
Greater than or equalto 60%          .75%;

provided, however, that, (i) until the date a Debt to Capitalization Ratio Certificate for a test period has been delivered pursuant to subsection 6.2(c), the Debt to Capitalization
Ratio for an applicable period shall be deemed to be the Debt to Capitalization Ratio set forth in the last Debt to Capitalization Ratio
Certificate delivered pursuant to subsection
6.2(c), (ii) in the event that the actual Debt to Capitalization Ratio for any Test Period is subsequently determined to be greater than that determined pursuant to clause (i) or greater than that set forth in the Debt to Capitalization Ratio Certificate for such Test
Period the Applicable Margin shall be
recalculated for the applicable fiscal quarter based upon such actual Debt to Capitalization
Ratio and (iii) if the Company fails to deliver a Debt to Capitalization Ratio Certificate for a fiscal quarter by the date set forth in subsection 6.2(c), the Applicable Margin for such fiscal quarter shall be .75%.
Changes in the Applicable Margin, if any, resulting from the operation of clauses (ii) and (iii) above shall be given effect through adjustments in subsequent payments of interest so as to give effect to such Applicable Margin retroactively to the applicable period.

"Arranger": as defined in the introductory paragraph.

"Assignee":  as defined in subsection 11.6(c).

"Assignment and Acceptance": an instrument of assignment in form and substance satisfactory to the Administrative Agent and the Company.

"Base Rate": for any day, the greater of (i) the sum of the Federal Funds Rate and 1/2 of one percent for such day and (ii) the rate of interest from time to time announced by Commerzbank at its New York Branch as its "prime commercial lending rate" and in effect for such day (which rate is a reference rate and does not necessarily represent the lowest or best rate

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                                                144
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actually charged to any customer and
Commerzbank may make commercial loans or other loans at rates of interest at, above or below such reference rate).

"Base Rate Loan": any Loan bearing interest based upon the Base Rate.

"Borrowers": the collective reference to the Company (as a borrower and as a guarantor) and the Subsidiary Borrower.

"Borrowing Date": the day on which the Loans are made under this Agreement.

"Business":  as defined in subsection 4.16.

"Business Day": (a) when such term is used in respect of a day on which a Dollar Equivalent spot rate or LIBO Rate is to be set, a Loan is to be made, a payment is to be made in respect of a Loan or any other dealing in Dollars, such term shall mean a London Banking Day which is also a day on which banks are open for general banking business in New York, New York and (b) when such term is used in any other context in this Agreement, such term shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

"Capital Stock":  any and all shares,
interests, participations or other equivalents
(however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

"Change of Control": an event or series of events by which (i) any "person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of
1934, as amended), other than the Permitted
Investor, is or becomes the "beneficial owner"
(as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire without condition, other than passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding
Voting Stock of the Company, (ii)(A) the
Company consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its properties and assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) to any Person, or (B) any corporation consolidates with or merges into the Company or a Subsidiary of the Company in a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than a transaction solely between the Company and a Subsidiary of the Company or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; provided, however, that notwithstanding anything to the contrary in this definition,

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transfer of beneficial ownership of shares held
by the Permitted Investor upon the death of the Permitted Investor to the heirs and devisees of the Permitted Investor shall not constitute a Change of Control.

"Code": the Internal Revenue Code of 1986, as amended from time to time.

"Commerzbank": as defined in the introductory paragraph.

"Commitment": as to any Lender, the obligation of such Lender to make Loans hereunder in the Dollar Equivalent of the amounts set forth opposite such Lender's name on Schedule I.

"Commitment Percentage": as to any Lender at any time, the percentage which such Lender's
Commitment then constitutes of the aggregate
Commitments (or, at any time after the
Commitments shall have expired or terminated, the percentage which the amount of such Lender's Loans then outstanding constitutes of the aggregate amount of the Loans of all the Lenders then outstanding).

"Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code.

"Company": as defined in the introductory paragraph.

"Company Obligations": the unpaid principal of and interest on the Loans made to the Company and all other obligations and liabilities of the Company to the Administrative Agent or any Lender (including, without limitation, interest accruing after the maturity or earlier acceleration of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Loans or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or any Lender) or otherwise.

"Consolidated Capitalization": at any date, the sum of (i) shareholders' equity of the Company and (without duplication) its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, and
(ii) Consolidated Total Debt.

"Consolidated Total Debt": at any date, without duplication, the aggregate of all Indebtedness (including the current portion thereof) of the Company and its consolidated
Subsidiaries, determined on a consolidated basis in accordance with GAAP.

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                                                  146
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"Contractual Obligation":  as to any Person,
any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Debt to Capitalization Ratio":  for any Test
Period, the arithmetic average of the ratio of Consolidated Total Debt to Consolidated
Capitalization, expressed as a percentage, as of the last day of each fiscal quarter included in such Test Period.

"Debt to Capitalization Ratio Certificate": as defined in subsection 6.2(c).

"Default": any event or condition that upon notice, the lapse of time, or both, would constitute an Event of Default.

"Designated Lender":  a special purpose
corporation that is identified on the
signature pages hereto next to the caption

"Designated Lender" as well as each special purpose corporation that (i) shall have become a party to this Agreement pursuant to subsection 11.6(h) and (ii) is not otherwise a Lender.

"Designated Lender Note": a promissory note of a Borrower, substantially in the form of Exhibit C hereto, evidencing the obligation of such Borrower to repay Loans made by a Designated Lender, and "Designated Lender
Notes" means any and all such promissory notes issued hereunder.

"Designating Lender": each Lender that is identified as such on the signature pages hereto next to the caption "Designating Lender" and immediately below the signature of its Designated Lender as well as each Lender that shall designate a Designated Lender pursuant to subsection 11.6(h).

"Designation Agreement":  a designation
agreement in substantially the form of
Exhibit A attached hereto, entered into by a Lender and a Designated Lender and accepted by the Company and the Administrative Agent.

"Deutsche Marks" and "DEM": deutsche marks in lawful currency of the Federal Republic of Germany.

"Dollar Equivalent": of an amount denominated in Deutsche Marks, for any day, the amount of Dollars which could be purchased with the amount of Deutsche Marks involved in such computation at the spot rate of exchange therefor quoted by the Administrative Agent as of 11:00 a.m. (New York time) on the date three
Business Days prior to such day.

"Dollars" and "$": dollars in lawful currency of the United Stated of America.

"Effective Date":  as defined in Section 5.1.

"Environmental Laws": any and all applicable material, foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, enforceable requirements of any Governmental
Authority or other Requirements of Law

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(including common law) regulating, relating to
or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

"ERISA":  the Employee Retirement Income
Security Act of 1974, as amended from time to time.

"Event of Default":  any of the events
specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

"Existing Credit Agreement": as defined in the recitals.

"Existing Obligations": all amounts, direct or indirect, contingent or absolute, of every type or description (including, without limitation, principal, interest, facility fees and amounts owing under Section 3.7(c) of the Existing
Credit Agreement as a result of any prepayment of the Existing Obligations), and at any time existing, owing to the Administrative Agent or any Lender pursuant to the terms of the Existing Credit Agreement.

"Federal Funds Rate": for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent) equal to the weighted average of the rates on overnight
Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the
Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding
Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

"Fee Letter":  the letter agreement dated
October 21, 1997, between the Company and
Commerzbank.

"Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

"Floating Rate Loan":  any Loan bearing
interest based upon a LIBO Rate.

"Foreign Subsidiary": each Subsidiary of the Company which is organized under the laws of a jurisdiction other than the District of Columbia or a State of the United States and listed as a Foreign Subsidiary on Schedule II.

"Funding Office": for each Type of Loan, the Funding Office set forth in respect thereof in the Administrative Schedule.


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"Funding Time":  for each Type of Loan, the
Funding Time set forth in respect thereof in the Administrative Schedule.

"GAAP":  generally accepted accounting
principles in the United States of America in effect from time to time.

"German Collateral": the collateral described in the German Mortgage and the German Security
Agreement.

"German Mortgage": one or more mortgages dated on or about December 22, 1997 encumbering all real property of Pledgor in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as security for the Subsidiary Obligations.

"German Security Agreement":  the Security
Transfer Agreement dated December 22, 1997, as amended by that certain Security Release and Amendment Agreement, dated as of September 30,
1999, encumbering certain tangible personal property of Pledgor in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as security for the Subsidiary Obligations.

"Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising applicable executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Guarantee Obligation":  as to any Person (the
"guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person
(including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the
"primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
(iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term
Guarantee Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) obligations of the Company or any of its Subsidiaries under arrangements entered into in the ordinary course of business whereby the Company or such Subsidiary sells inventory to other Persons under agreements obligating the Company or such Subsidiary to repurchase such inventory, at a price not exceeding the original sale price, upon the occurrence of certain specified events. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum

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amount for which such guaranteeing person may
be liable pursuant to the terms of the
instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee
Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

"Guarantor": the Company in its capacity as a guarantor pursuant to Section 8 of this Agreement.

"Indebtedness": of any Person at any date, all indebtedness or obligations of such Person
(other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), as reflected on the balance sheet of such Person prepared in accordance with GAAP.

"Insolvency":  with respect to any
Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section
4245 of ERISA.

"Insolvent": pertaining to a condition of Insolvency.

"Interest Payment Date":  (a) as to any
Floating Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, (b) as to any Floating Rate
Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period, (c) as to any Loan, the Termination Date and any other date on which the principal amount of any Loan is repaid (whether by prepayment or acceleration) and (d) as to any Base Rate Loan, the last day of each March, June, September and December.

"Interest Period":  with respect to any
Floating Rate Loan:

(i)  initially, the period commencing on the
Borrowing Date and ending one, two, three or six months thereafter, as selected by the Company in the Notice of Borrowing and Indemnity Agreement;

(ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Floating Rate Loan and ending one, two, three or six months thereafter, as selected by the Company in a Notice of Interest Period with respect thereto;
or

(iii) if no Notice of Interest Period has been timely delivered by the Company, the Interest
Period shall be the period commencing on the last day of the preceding Interest Period and ending one month thereafter; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

(1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding

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Business Day unless the result of such
extension would be to carry such Interest
Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

(3)  any Interest Period that begins on the
last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

"Lender": as defined in the statement of parties and shall include Designated
Lenders; provided, however, that the term
"Lender" shall exclude each Designated Lender when used in reference to (a) a Loan, except to the extent a Designated Lender is the obligee of a Loan actually funded by it pursuant to subsection 2.8, (b) the Commitments or (c) terms relating to the Loans (except to the extent a Designated Lender is the obligee of a Loan actually funded by it pursuant to subsection 2.8) and the Commitments.

"LIBO Rate": for any Interest Period, the rate for deposits in Dollars for a period beginning on the first day of such Interest
Period and ending on the last day of such Interest Period which appears on the Telerate
Page 3750 as of 11:00 a.m. London time on the second London Banking Day before the first day of such Interest Period; provided that if such rate does not appear on the Telerate Screen
Page 3750, the LIBO Rate shall mean the rate for deposits of an amount comparable to the aggregate of the outstanding Loans on the London interbank Dollar market for such Interest Period determined by Administrative
Agent to be the LIBO Rate offered by the Administrative Agent to leading banks in the London Eurodollar interbank market at 11:00 a.m. London time on the Quotation Day for such Interest Period adjusted for any reserve requirements in effect on the first day of such Interest Period.

"Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever
(including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

"Liquidity Bank": for any Designated Lender, at any date of determination, the collective reference to the financial institutions which at such date are providing liquidity or credit support facilities to or for the account of such Designated Lender to fund such Designated
Lender's obligations hereunder or to support the securities, if any, issued by such Designated Lender to fund such obligations.

"Loan":  any Floating Rate Loan or Base Rate
Loan made by any Lender pursuant to this Agreement.

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"Loan Documents":  this Agreement, each Note,
the German Mortgage, the German Security
Agreement, each Notice of Borrowing and
Indemnity Agreement and each Notice of Interest
Period.

"London Banking Day": any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

"Majority Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 66-2/3%.

"Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

"Material Debt Instrument": those agreements and other instruments of Indebtedness of the Borrowers listed on Schedule IV, which list shall include any such instrument under which any Borrower is an obligor and under which the outstanding amount and/or available commitment to extend credit exceeds $10,000,000.

"Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

"Multiemployer Plan": a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

"Negative Covenants": each and every financial and negative covenant contained in the Principal Credit Agreement as such covenants are in effect from time to time, which, as of the date hereof, are contained in Section 10 of the Principal Credit Agreement.

"New Lender": each Person that becomes a Lender under this Agreement after the date of this Agreement.

"Non-Excluded Taxes":  as defined in subsection
3.6.

"Note": a promissory note executed by a Borrower, payable to the order of a Lender, in a maximum principal amount equal to such Lender's Commitment for such Borrower and substantially in the form of Exhibit C.

"Notice of Borrowing and Indemnity Agreement":
with respect to the Loans, the notice and indemnity agreement in the form of Exhibit B from the Company and the Subsidiary Borrower delivered to the Administrative Agent, in the manner and by the time specified in the Administrative Schedule.

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"Notice of Interest Period":  with respect to a
Floating Rate Loan, a notice from the Company in respect of such Loan, containing the information in respect of such Loan and delivered to the Administrative Agent, in the manner and by the time specified for a Notice of Interest Period in the Administrative
Schedule.

"Obligations": the collective reference to the Company Obligations and to the Subsidiary
Obligations.

"Participants":  as defined in subsection
11.6(b).

"Payment Office": for each Type of Loan, the Payment Office set forth in respect thereof in the Administrative Schedule.

"Payment Time": for each Type of Loan, the Payment Time set forth in respect thereof in the Administrative Schedule.

"PBGC":  the Pension Benefit Guaranty
Corporation established pursuant to
Subtitle A of Title IV of ERISA.

"Permitted Investor": Sidney Harman, Chairman of the Board of Directors and Chief Executive
Officer of the Company on the date hereof.

"Person":  an individual, partnership,
corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

"Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly
Controlled Entity is (or, if such plan were terminated at such time, would under Section
4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Pledgor":  Harman Audio Electronic Systems
GmbH, an indirect, wholly-owned Subsidiary of the Subsidiary Borrower.

"Principal Credit Agreement":  (i) the Multi-
Currency, Multi-Option Credit Agreement, dated as of September 30, 1994, among the Company, certain of its Subsidiaries, Chemical
Securities Inc., as arranger, Nationsbank of North Carolina, N.A., as co-agent, and Chemical Bank, as administrative agent, together with all amendments, modifications, supplements and waivers thereof (collectively, the "Revolving Credit Agreement"), and (ii) if the Revolving Credit Agreement is no longer in effect, any other credit agreement or loan agreement which provides the Company and all or some of its Subsidiaries with their primary source of working capital borrowings.

"Properties":  as defined in subsection 4.16.

"Quotation Day":  in respect of the
determination of the LIBO Rate for any
Interest Period, the day on which quotations would ordinarily be given by prime banks in the

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London interbank market for deposits in Dollars
for delivery on the first day of such Interest
Period and for the term of the Interest Period;
provided, that if quotations would ordinarily be given on more than one date, the Quotation
Day for such Interest Period shall be the last of such dates. On the date hereof, the Quotation Day in respect of any Interest Period is customarily the last day prior to the beginning of such Interest Period which is at least two London Banking Days prior to the beginning of such Interest Period.

"Register":  as defined in subsection 11.6(d).

"Regulation G":  Regulation G of the Board of
Governors of the Federal Reserve System as in effect from time to time.

"Regulation U":  Regulation U of the Board of
Governors of the Federal Reserve System as in effect from time to time.

"Reorganization":  with respect to any
Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
Section 4241 of ERISA.

"Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections. 13, .14,
 .16, .18, .19 or .20 of PBGC Reg. section 2615.

"Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Responsible Officer": the chief executive officer, the president, the chief financial officer or the vice president for financial or legal affairs of the Company.

"Schedule Amendment":  an instrument of
amendment for purposes of amending certain
Schedules hereto, which instrument shall be in form and substance satisfactory to the Administrative Agent and the Company.

"Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

"Subsidiary": as to any Person, a corporation, partnership or other entity, of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

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                                                     154

"Subsidiary Borrower": as defined in the statement of parties.

"Subsidiary Obligations": the unpaid principal of and interest on the Loans made to the Subsidiary Borrower and all other obligations and liabilities of the Subsidiary Borrower to the Administrative Agent or any Lender
(including, without limitation, interest accruing after the maturity or earlier acceleration of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Loans, the Notes or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, proportional reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of German counsel to the Administrative Agent or any Lender) or otherwise.

"Termination Date":  August 30, 2002.

"Test Period": for any fiscal quarter of the Company, the four consecutive fiscal quarters ended immediately prior thereto.

"Transferee":  as defined in subsection
11.6(f).

"Type": in respect of any Loan, its character as a Floating Rate Loan or a Base Rate Loan, as the case may be.

"Voting Stock": stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Company
(irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

1.2.  Other Definitional Provisions.

(a)  Unless otherwise specified therein, all
terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)  The words "hereof", "herein" and
"hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.
References to Schedules to this Agreement are references

                  13
to such Schedules as the same may from time to time be amended or otherwise modified in accordance with the terms hereof.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


SECTION 2.  THE LOANS

2.1.  Loans.

(a)  Subject to the terms and conditions
hereof, each Lender severally agrees to make a term loan in Dollars to the Company and a term loan in Dollars to the Subsidiary Borrower
(collectively, the "Loans") on the Effective
Date in the Dollar Equivalents of the amounts set forth for such Lender for such Borrower in
Schedule I.  Each Lender's Commitment shall
terminate (i) upon the making by such Lender of its Loans hereunder or (ii) at 3:00 p.m. New
York City time on the Effective Date.

2.2. Procedure for Borrowing. The Company may request the Lenders to make the Loans on the Effective Date by delivering a Notice of Borrowing and Indemnity Agreement. The Notice of Borrowing and Indemnity Agreement shall request Loans to be made on the Effective Date in Dollars for each of the Company and the Subsidiary Borrower in an amount equal to the aggregate of the Commitments for such Borrower and shall specify the initial Interest Periods.
Upon receipt of the Notice of Borrowing and Indemnity Agreement from the Company, the Administrative Agent shall promptly notify each Lender thereof. Subject to the terms and conditions hereof, each Lender will make the amount of its pro rata share of the Loans available to the Administrative Agent for the account of the Borrowers at the Funding Office, and at or prior to the Funding Time, in Dollars immediately available to the Administrative
Agent. Such borrowing will then be made available to the Borrowers at the Funding
Office, in like funds as received by the Administrative Agent.

2.3.  Repayment of Loans; Evidence of Debt.

(a)  Each Borrower hereby unconditionally
promises to pay to the Administrative Agent for the account of each Lender on the Termination
Date (or such earlier date on which the Loans become due and payable pursuant to Section 9), the then unpaid principal amount of each Loan made by such Lender. Each Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to such Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.6.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)  The Administrative Agent shall maintain
the Register pursuant to subsection 11.6(d), and a sub-account therein for each Lender, in which shall be recorded (i) the

                     14
amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender, (iii) the amount of any sum received by the Administrative Agent from each Borrower in respect of Loans, and the amount of each Lender's share thereof and (iv) the amount and holder of each Note.

(d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded;
provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loan made to such Borrower by such Lender in accordance with the terms of this Agreement.

(e) The obligation of the Borrowers to repay the Loans of each Lender shall be evidenced by (in addition to this Agreement) the Notes.

2.4.  [Reserved].

2.5. Optional Prepayments. Any Borrower may, at any time and from time to time, prepay the Loans made to such Borrower, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 3.7. Partial prepayments shall be in an aggregate principal amount of $2,500,000 or $500,000 multiples in excess thereof. Loans prepaid may not be reborrowed.

2.6.  Interest Rates and Payment Dates for
Loans.

(a)  Each Floating Rate Loan shall bear
interest for each day during each Interest
Period with respect thereto at a rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable Margin.

(b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

(c) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, the rate which would be applicable to overdue principal pursuant to clause (x) of this subsection, in each case from the date of such non-payment until such amount is paid in full
(as well after as before judgment).

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                                                      157

(d) Interest on each Loan shall be payable in arrears on each Interest Payment Date;
provided, that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

2.7.  Inability to Determine Interest Rate.
If, on or prior to the Quotation Day for any Interest Period in respect of any Floating Rate
Loan:

(a)  the Administrative Agent shall have
determined (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the relevant market generally, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such affected Interest Period, or

(b)  the Administrative Agent shall have
received notice from Lenders having Loans comprising at least 33-1/3% of the aggregate amount of the Loans that the LIBO Rate determined or to be determined for such affected Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Floating
Rate Loans during such affected Interest
Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the Lenders as soon as practicable thereafter. If such notice is given, all Loans thereafter outstanding on the first day of such Interest Period shall automatically be converted to Base Rate Loans and shall remain as such until such notice has been withdrawn by the Administrative Agent. Following the withdrawal of any such notice, all Base Rate
Loans then outstanding shall be converted as soon as practicable thereafter to bear interest at the LIBO Rate with such Interest Period as the Company shall designate in writing to the Administrative Agent or, if the Company fails to specify an Interest Period, a one month
Interest Period.

2.8.  Loans by Designated Lenders.  For any
Lender that is a Designating Lender, any Loan to be made by such Lender may from time to time be made by its Designated Lender in such Designated Lender's sole discretion, but nothing herein shall constitute a commitment to make Loans by such Designated Lender; provided that, if any Designated Lender elects not to, or fails to, make any such Loan, its designating Lender hereby agrees that it shall make such Loan pursuant to the terms hereof.
Any Loan actually funded by a Designated Lender shall constitute a utilization of the Commitment of the Designating Lender for all purposes hereunder.


SECTION 3.  CERTAIN PROVISIONS APPLICABLE TO
THE LOANS

3.1. Certain Fees. The Company agrees to pay to the Administrative Agent, for its own account, an administrative agent's fee, in the amounts and on the dates set forth in the Fee Letter.

3.2.  Computation of Interest and Fees.

(a) All interest shall be calculated on the basis of a 360-day year based on the actual days elapsed. If the Loans are made as Floating Rate Loans, the Administrative Agent

                     16
shall as soon as practicable notify the
Borrowers and the Lenders of each determination of the applicable LIBO Rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

3.3.  Pro Rata Treatment and Payments.

(a) The Loans shall be made in Dollars by each Lender for the full amount of such Lender's
Commitment. Each payment (including each prepayment) by any Borrower on account of principal of and interest on any Loans shall be made pro rata according to the respective principal amounts of the Loans of such Borrower then due and owing to the Lenders. All payments (including prepayments) to be made by any Borrower hereunder or under any Note, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim. All payments in respect of Loans shall be made in Dollars and in immediately available funds at the Payment Office, and at or prior to the Payment Time, for such Type of Loans, on the due date thereof. All other payments under this Agreement or any other Loan
Document shall be made in Dollars in
immediately available funds at the applicable
Payment Office. The Administrative Agent shall distribute to the Lenders any payments received by the Administrative Agent promptly upon receipt in like funds as received. If any payment hereunder or under any Note becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (unless such Business
Day shall be in the next calendar month, in which case such payment shall be due on the next preceding Business Day), and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(b) The Administrative Agent shall assume that each Lender will make available to the Administrative Agent an amount equal to the aggregate of its Commitments, and the Administrative Agent shall, in reliance upon such assumption, make available to the relevant
Borrower an amount equal to the aggregate of the Commitments for such Borrower. If such amount is not made available to the Administrative Agent by any Lender by the required time on the Effective Date, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the rate customary in Dollars for settlement of similar interbank obligations, as quoted by the Administrative
Agent, in each case for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

3.4.  Illegality.  Notwithstanding any other
provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation thereof by any Governmental
Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain Floating
Rate Loans to any Borrower as contemplated by this Agreement, the commitment of such Lender hereunder to make or maintain Floating Rate
Loans to such Borrower shall forthwith be cancelled to the extent necessary to remedy or prevent such illegality and all Floating Rate
Loans then outstanding shall automatically be converted to Base

                     17

Rate Loans and shall remain as such until such time as Floating Rate Loans may once again be lawfully made and maintained. As soon as practicable following the date on which it once again becomes lawful to make and maintain
Floating Rate Loans, all Base Rate Loans then outstanding shall be converted to bear interest at the LIBO Rate with such Interest Period as the Company shall designate in writing to the Administrative Agent or, if the Company fails to specify an Interest Period, a one month
Interest Period.

3.5.  Requirements of Law.

(a) If after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation thereof by any Governmental
Authority charged with the administration or interpretation thereof or compliance by any Lender with any request or directive (whether or not having the force of law) applicable generally in the jurisdiction of such Lender to banking institutions of the same type as such
Lender:

(i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Floating Rate Loan made by it to any Borrower, or change the basis of taxation of payments to such Lender in respect thereof
(except for Non-Excluded Taxes covered by subsection 3.6 and changes in the rate of tax on the overall net income of such Lender);

(ii)  shall impose, modify or hold applicable
any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBO Rate; or

(iii)  shall impose on such Lender any other
condition affecting Floating Rate Loans made by such Lender to any Borrower;

and the result of any of the foregoing is to increase the cost to such Lender by an amount which such Lender deems to be material, of making or maintaining Floating Rate Loans, or to reduce any amount receivable hereunder or under any Note in respect thereof, and such Lender has no reasonable means (as it shall determine in its sole discretion) to avoid such costs or reductions, then, in any such case, the Company shall promptly pay such Lender following receipt of a certificate of such Lender in accordance with subsection 3.5(d) such additional amount or amounts as will compensate such Lender for such increased cost or reduction suffered.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into

                    18
consideration such Lender's or such
corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Company shall promptly pay to such Lender following receipt of a certificate of such Lender in accordance with subsection 3.5(d) such additional amount or amounts as will compensate such Lender for any such reduction suffered. Notwithstanding any other provision in this paragraph (b), none of the Lenders shall be entitled to demand compensation pursuant to this paragraph (b) if it shall not then be the general practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other comparable credit agreements.

(c)  In addition to, and without duplication
of, amounts which may become payable from time to time pursuant to paragraphs (a) and (b) of this subsection 3.5, each Borrower agrees to pay to each Lender which requests compensation under this paragraph (c) by notice to such Borrower, on the last day of each Interest
Period with respect to any Floating Rate
Loans made by such Lender to such Borrower, at any time when such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board
(or, at any time when such Lender may be required by the Board or by any other
Governmental Authority, whether within the
United States or in another relevant
jurisdiction, to maintain reserves against any other category of liabilities which includes deposits by reference to which the LIBO Rate is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Floating Rate Loans), an additional amount (determined by such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate using such reasonable means of allocation as such Lender shall determine) equal to the actual costs, if any, incurred by such Lender during such Interest Period as a result of the applicability of the foregoing reserves to such Floating Rate Loans.

(d) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a), (b) or (c) above, as the case may be, and setting forth in reasonable detail an explanation of the basis of requesting such compensation in accordance with paragraph (a),
(b) or (c) above, including calculations in detail comparable to the detail set forth in certificates delivered by such Lender in similar circumstances under comparable provisions of other comparable credit agreements, shall be delivered to the relevant
Borrower and shall be conclusive absent
manifest error. The relevant Borrower shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same.

(e)  Failure on the part of any Lender to
demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period, except that no Lender shall be entitled to compensation under this subsection 3.5 for any costs incurred or reduction suffered with respect to any date unless such Lender shall have notified the relevant Borrower that it will demand compensation for such costs or reductions under paragraph (d) above, not more than six months after the later of (i) such date and (ii) the date on which such Lender shall have become aware of such costs or reductions. The protection of this subsection
3.5 shall be available to each Lender
regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

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                                                    161

(f)  The agreements in this subsection shall
survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder and under the Notes.

3.6.  Taxes.

(a)  All payments made to the Administrative
Agent or any Lender under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes
(imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental
Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement); provided, however, that the Lender and the Administrative Agent, as the case may be, shall have complied with the relevant provisions of this subsection 3.6.
If any such non-excluded taxes, levies,
imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder or under such Note at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded
Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall timely pay such Non-Excluded Taxes and shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If such Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.
Notwithstanding the foregoing, no Borrower shall be required to make any payments in respect of Non-Excluded Taxes to any Lender that has changed the Funding Office at which it maintains the Loans to which such Non-Excluded
Taxes relate (other than any such change in Funding Office made by such Lender pursuant to subsection 3.8 to avoid or minimize the application or effects of subsection 3.5 or 3.6) in an amount greater than such Borrower would have been required to pay pursuant to this subsection 3.6 if no such change in Funding Office had occurred. The agreements in this subsection shall survive the termination of this Agreement, and the payment of the Loans and all other amounts payable hereunder and under the Notes.

(b)  Each Lender shall:

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                                                      162

(i) on or before the Effective Date, deliver to the Company and the Administrative Agent (A) in the case of a lender that is not incorporated or organized under the laws of the United States or a state thereof (a "Non-U.S.
Lender") two duly completed copies of United
States Internal Revenue Service Form W-8BEN or
Form W-8ECI, and (B) in the case of a lender that is incorporated or organized under the laws of the United States or a state thereof (a
"U.S. Lender") an Internal Revenue Service Form
W-9, or successor applicable form, as the case may be;

(ii)  deliver to the Company and the
Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

(iii)  obtain such extensions of time for
filing and complete such forms or
certifications as may reasonably be requested by the Company or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) (a "Tax Event") has occurred after the date such Lender becomes a Lender hereunder and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Administrative Agent. Each Lender delivering a form pursuant to subsection 3.6(b) shall certify (i) in the case of a Non-U.S. Lender, that it is entitled to receive payments under this Agreement in respect of Loans to the Company without deduction or withholding of any United States federal income taxes and (ii) in the case of a U.S. Lender, that it is entitled to an exemption from United States backup withholding tax; provided that, if a Tax Event occurs with respect to a Non-U.S. Lender and such Lender can no longer certify that it is entitled to receive payments under this Agreement in respect of Loans to the Company without deduction or withholding of any United
States federal income taxes, then (1) such Lender shall certify the rate at which United States Tax should be withheld from payments made hereunder to such Lender, (2) notwithstanding subsection 11.6, no Loans may be assigned to such Lender without the consent of the Company unless such assignment occurs at any time when any of the events described in subsection 9(f) shall have occurred and be continuing and (3) the Company may prepay all or part of the Loans made by such Lender to the Company pursuant to subsections 2.5 and 3.3(a), provided that such payment need not be made pro rata. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(c)  Each Lender further agrees to use
reasonable efforts (consistent with legal and regulatory restrictions) to deliver to the Subsidiary Borrower, promptly upon any request therefor from time to time, such forms, documents and other information as may be required by

                     21
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
applicable law from time to time and to file all appropriate forms to obtain a certificate or other appropriate documents from the appropriate governmental authorities to establish that payments made in respect of Loans to the Subsidiary Borrower can be made without (or at a reduced rate of) withholding of any Non-Excluded Taxes; provided, however, that if such Lender is or becomes unable, by virtue of any applicable law, rule or regulation, to establish such exemption or reduction the Borrowers shall nonetheless remain obligated under subsection 3.6(a) above to pay the amounts described therein and provided, further, that no Lender shall be required to take any action hereunder which in the discretion of such Lender would cause such Lender and its Funding Office(s) to suffer a material, economic, legal or regulatory disadvantage.

3.7.  Indemnity.  The Company agrees to
indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) default by any Borrower in making a borrowing of a Loan after the Company has given the Notice of Borrowing and Indemnity Agreement requesting the same in accordance with the provisions of this Agreement, (b) default by any Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making by any Borrower of a prepayment of Floating Rate
Loans on a day which is not the last day of an Interest Period or the maturity date, as the case may be, with respect thereto or (d) the conversion of Loans from one Type to another
Type pursuant to subsections 2.7 and 3.4. Such other loss or reasonable expense shall be equal to the sum of (x) such Lender's actual costs and expenses incurred (other than any lost profits) in connection with, or by reason of, any of the foregoing events, including all costs incurred in connection with the termination, settlement or modification of any interest rate swap agreement entered into with respect to the Loans, and (y) an amount equal to the excess, if any, as reasonably determined by the Lender of (i) its cost of obtaining the funds for the Loan being paid, prepaid or converted (assumed to be the LIBO Rate applicable thereto) for the period from and including the date for such payment, prepayment or conversion to but excluding the last day of the Interest Period for such Loan over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts, including calculations in reasonable detail, that such Lender is entitled to receive pursuant to this subsection 3.7 shall be delivered to the Company and shall be conclusive absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder and under the Notes.

3.8.  Change of Funding Office.

(a)  Each Lender agrees that upon the
occurrence of any event giving rise to the operation of subsection 3.4, 3.5 or 3.6, it will use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or designate a different Funding Office for Loans affected by such event with the object of avoiding or minimizing the consequences of such event; provided, that such filing or designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its Funding Office(s) to suffer no material economic, legal or regulatory disadvantage; and, provided, further, that nothing in this subsection 3.8 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to subsection 3.4, 3.5 or 3.6.

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
(b)  In the event that any Lender shall have
delivered a notice or certificate pursuant to subsections 3.4, 3.5 or 3.6, the Borrowers shall have the right, but not the obligation, at their own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in subsection 11.6) approved by the Administrative Agent (which approval shall not be unreasonably withheld), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in subsection 11.6) all its interests, rights and obligations under this Agreement and the other Loan Documents to such assignee; provided, however, that no Lender shall be obligated to make any such assignment unless (i) such assignment shall not conflict with any Requirement of Law, (ii) such assignee shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of the Loans made by such Lender hereunder and (iii) the Borrowers shall pay to the affected Lender in immediately available funds on the date of such assignment the interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder or under any Note
(including any amount that would be payable to such Lender pursuant to subsection 3.7 if such assignment were, instead, a prepayment).


SECTION 4.	REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Company hereby represents and warrants to the Administrative Agent and each Lender that:

4.1.  Financial Condition.  The consolidated
balance sheet of the Company and its
consolidated Subsidiaries as at June 30, 1999 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by KPMG LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated
Subsidiaries as at such date, and the
consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial tatements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or a Responsible Officer, as the case may be, and as disclosed therein).
Neither the Company nor any of its consolidated
Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from June 30, 1999 to and including the date hereof there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any property and no purchase or other acquisition of any business or property
(including any capital stock of any other
Person), which in either case would be,
material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at June 30, 1999.


                    23

4.2. No Change. (a) Since June 30, 1999 there has been no development or event which has had or is reasonably expected to have a Material
Adverse Effect, and (b) during the period from June 30, 1999 to and including the date hereof no dividends (other than dividends paid in the ordinary course) or other distributions have been declared, paid or made upon the Capital
Stock of the Company nor has any of the Capital
Stock of the Company been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its Subsidiaries.

4.3.  Corporate Existence; Compliance with Law.
Each Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify is not reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith is not reasonably expected to have a Material Adverse Effect.

4.4.  Corporate Power; Authorization;
Enforceable Obligations.  Each Borrower
has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Company or Subsidiary Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Company and the Subsidiary Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a valid and binding obligation of the Company or the Subsidiary Borrower, as the case may be, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5.  No Legal Bar.  The execution, delivery
and performance of the Loan Documents to which the Company or the Subsidiary Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not (a) violate any Requirement of Law or Contractual Obligation of the Company or the Subsidiary Borrower except where any such violation is not reasonably expected to result in a Material Adverse Effect or (b) result in the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation except where any such creation or imposition of any Lien is not reasonably expected to result in a Material Adverse Effect.


                       24

4.6.  No Material Litigation.  No litigation,
investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby
(b) which is reasonably expected to have a Material Adverse Effect.

4.7.  No Default.  Neither the Company nor the
Subsidiary Borrower is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No
Default or Event of Default has occurred and is continuing.

4.8.  Ownership of Property; Liens.  Each of
the Company and the Subsidiary Borrower has good and marketable title to, or valid leasehold interests in, all its material real property, except for minor defects in title that do not interfere in any material respect with its ability to conduct its business as presently conducted. All such material properties are free and clear of all Liens, other than Liens permitted by the terms of the Principal Credit Agreement.

4.9.  Intellectual Property.  The Company and
each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those failures to own or license which are not reasonably expected to have a Material Adverse Effect (the
"Intellectual Property"). No claim has been asserted against the Company or any Subsidiary and is pending by any Person challenging or questioning the use by the Company or any Subsidiary of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim, except for such claims that, in the aggregate, are not reasonably expected to have a Material
Adverse Effect. To the best knowledge of the Company, the use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, are not reasonably expected to have a Material Adverse Effect.

4.10.  Taxes.  Each of the Company and its
Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority
(other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be) except where such failure to file or pay is not reasonably expected to result in a Material
Adverse Effect; no tax Lien has been filed in respect of any material amount of unpaid taxes, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge except where such claim is not reasonably expected to result in a Material Adverse Effect.

4.11  Federal Regulations.  No part of the
proceeds of any Loans will be used for
"purchasing" or "carrying" any "margin stock" within the respective meanings of each of the

                      25
quoted terms under Regulation G or Regulation
U.  If requested by any Lender, the Company
will furnish to each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation G or Regulation
U, as the case may be.

4.12.  ERISA.  Neither a Reportable Event nor
an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section
302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made on the date of the Notice of Borrowing and Indemnity
Agreement or any Notice of Interest Period with respect to any Single Employer Plan or Multiemployer Plan, and each Plan (such representation in respect of any Multiemployer
Plan being made to the best of the Company's knowledge) has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single
Employer Plan has occurred, and no Lien on assets of the Company or any Commonly
Controlled Entity in favor of the PBGC or a Plan has arisen, during such five-year period.
The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made on the date of the Notice of Borrowing and Indemnity Agreement or any Notice of Interest Period, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Company nor any Commonly
Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled
Entity would become subject to any liability under ERISA if the Company or any such Commonly
Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the best of the Company's knowledge, no such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly
Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $5,000,000.

4.13.  Investment Company Act; Other
Regulations. Neither the Company nor the Subsidiary Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment
Company Act of 1940, as amended. Neither the Company nor the Subsidiary Borrower is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal
Reserve System) which limits its ability to incur Indebtedness.

4.14.  Purpose of Loans.  The proceeds of the
Loans shall be used by the Company and the Subsidiary Borrower to refinance the Existing
Obligations and for general working capital purposes.

4.15.  Accuracy and Completeness of
Information. All information heretofore furnished by the Company to the Lenders for purposes of or in connection with this Agreement, and all such information hereafter furnished by the Company to any Lender for purposes of this

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
Agreement, will not, at the time delivered, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made or to be made, in the light of the circumstances under which they were or will be made, not misleading. Prior to the date hereof, the Company has disclosed to the Lenders in writing any and all facts which materially and adversely affect (to the extent the Company can as of the date hereof reasonably foresee) the business, operations or financial condition of the Company and its Subsidiaries taken as a whole, or the ability of the Borrowers and the Guarantor to perform their obligations under this Agreement.

4.16.  Environmental Matters.  Except to the
extent that all of the following are not reasonably expected to have a Material Adverse
Effect:

(a)  The facilities and properties owned,
leased or operated by the Company or any of its Subsidiaries (the "Properties") do not contain, and to the knowledge of the Company during its period of ownership, lease or operation of the Properties, have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) are reasonably expected to give rise to liability under, any Environmental Law.

(b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable
Environmental Laws, and there is no
contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Company or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

(c)  Neither the Company nor any of its
Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with
Environmental Laws with regard to any of the Properties or the Business, nor does the Company have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)  Materials of Environmental Concern have
not been transported or disposed of from the Properties in violation of any Environmental
Law, nor have any Materials of Environmental
Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental
Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any
Environmental Law with respect to the
Properties or the Business.

                       27

(f) There has been no release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.


SECTION 5.  CONDITIONS PRECEDENT

5.1.  Conditions to Amendment and Restatement
and Making of Loans. This Agreement shall become effective, and the Existing Credit
Agreement shall be amended and restated in its entirety as set forth herein and the agreement of each Lender to make the Loans is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans, on the date (the "Effective Date") which date shall be a Business Day on which each of the following conditions shall have been satisfied or waived:

(a)  Execution and Delivery of this Agreement.
The Company, the Subsidiary Borrower and each of the Lenders shall have executed a copy of this Agreement (whether the same or different copies) and shall have delivered the same to the Administrative Agent.

(b)  No Default; Representations and
Warranties. On the Effective Date (before and after giving effect to the amendment and restatement), (i) there shall exist no Default or Event of Default and (ii) all of the representations and warranties contained herein or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(c)  Repayment of Existing Obligations.  All
Existing Obligations shall have been paid in full through and including the Effective Date, whether or not then due and payable.

(d)  German Mortgage.  No default shall have
occurred and be continuing under the German
Mortgage.

(e)  German Security Agreement.  The German
Security Agreement shall be in full force and effect and no default shall have occurred and be continuing thereunder.

(f)  Borrowing Certificate.  The Administrative
Agent shall have received, with a counterpart for each Lender, a certificate of the Company, dated the Effective Date, in form and substance satisfactory to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company. There shall be attached to such certificate a copy of the resolutions, in form and substance satisfactory to the
Administrative Agent, of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement.

(g)  Notes.  The Administrative Agent shall
have received the Notes, executed by the Company or the Subsidiary Borrower, as the case may be, payable to each Lender.

                      28

(h)  Consents, Licenses and Approvals.  The
Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Company (i) attaching copies of all consents, authorizations and filings referred to in subsection 4.4, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative
Agent.

(i)  Notice of Borrowing and Indemnity
Agreement. The Administrative Agent shall have received three LIBOR Banking Days prior to the Effective Date the Notice of Borrowing and
Indemnity Agreement, duly completed and
executed and delivered by the Borrowers.

(j)  Additional Matters.  All corporate and
other proceedings, and all documents,
instruments and other legal matters in
connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent.


SECTION 6.  AFFIRMATIVE COVENANTS


The Company hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

6.1.	Financial Statements.  Furnish to each
Lender:

(a)  as soon as available, but in any event
within 90 days after the end of each
fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible
Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).


                       29
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
6.2.	Certificates; Other Information.  Furnish
to each Lender:

(a)  concurrently with the delivery of the
financial statements referred to in subsection
6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b)  concurrently with the delivery of the
financial statements referred to in subsections
6.1(a) and (b), a certificate of a Responsible
Officer stating that, to the best of such officer's knowledge, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

(c)  within 45 days after the end of each
fiscal quarter of the Company, a certificate of a senior financial officer of the Company showing in detail the computations necessary to calculate the Applicable Margin (the "Debt to
Capitalization Ratio Certificate");

(d) not later than ten Business Days following approval by the Board of Directors of the Company (and in any event at least once in each fiscal year), a copy of the Company's final business plan as approved by the Directors;

(e) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and periodic reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental
Authority; and

(f)	promptly, such additional financial and
other information as any Lender may from time to time reasonably request.

6.3.  Payment of Obligations.  Pay, discharge
or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be, or to the extent that the failure to so pay, discharge or satisfy would not be reasonably expected to have a Material Adverse Effect.

6.4.  Conduct of Business and Maintenance of
Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to the terms of the Principal Credit Agreement; comply with all Contractual Obligations and
Requirements of Law except to the extent that failure to comply therewith could not be reasonably expected to have a Material Adverse
Effect.


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6.5.  Maintenance of Property; Insurance.  Keep
all property useful and necessary in its business in good working order and condition;
maintain with financially sound and reputable insurance companies insurance on all its property on an "all risk" basis; and furnish to each Lender, upon written request, full information as to the insurance carried.

6.6.	Inspection of Property; Books and Records;
Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Lenders to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants; provided that all such visits shall be coordinated by the Lenders with the Administrative Agent, and by the Administrative Agent with the Company, in order to minimize disruption of the Company's business.

6.7.  Notices.  Promptly give notice to the
Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case could reasonably be expected to have a Material Adverse Effect;

(c)	any litigation or proceeding affecting the
Company or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought unless the Company has determined in good faith, after consultation with and based upon advice of counsel acting for the Company or such Subsidiary in such litigation or proceeding, that it could not be reasonably expected that such litigation or proceeding would result in a final judgment against the Company or such Subsidiary in an amount greater than $5,000,000;

(d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof:
(i) the occurrence or expected occurrence of any Reportable Event with respect to any Single
Employer Plan or Multiemployer Plan; a failure of the Company or a Commonly Controlled Entity to make any required contribution to a Plan;
the creation of any Lien on the assets of the Company or any Commonly Controlled Entity in favor of the PBGC or a Plan; or any withdrawal of the Company or a Commonly Controlled Entity from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating,
Reorganization or Insolvency of, any Single
Employer Plan or Multiemployer Plan; and

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(e)  any development or event which could
reasonably be expected to have a Material
Adverse Effect. Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

6.8.  Environmental Laws.

(a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable
Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(b)	Conduct and complete all investigations,
studies, sampling and testing,
and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental
Authorities regarding Environmental Laws except to the extent that the same (i) are being contested in good faith by appropriate proceedings and could not be reasonably expected to have a Material Adverse Effect or
(ii) could not be reasonably expected to have a Material Adverse Effect.


SECTION 7.  NEGATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Company shall comply with the Negative
Covenants, and such Negative Covenants
(together with all of the terms utilized therein) are hereby incorporated by reference as if set forth herein in their entirety.


SECTION 8.  GUARANTEE

8.1.  Guarantee.

(a)  In order to induce the Administrative
Agent and the Lenders to execute and deliver this Agreement and to make the Loans hereunder, and in consideration thereof, the Company hereby unconditionally and irrevocably guarantees to the Administrative Agent and each Lender and their respective successors and assigns, the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Subsidiary
Obligations, and the Company further agrees to pay any and all reasonable expenses which may be paid or incurred by the Administrative Agent or any Lender in collecting any or all of the Subsidiary Obligation and/or enforcing any rights under this Section 8 or under Subsidiary
Obligations or with respect to any German
Collateral.

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
(b)  No payment or payments made by the
Subsidiary Borrower, the Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Subsidiary Borrower, the Guarantor, any other guarantor or any other
Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Subsidiary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Subsidiary
Obligations or payments received or collected from the Guarantor in respect of the Subsidiary
Obligations, remain liable for the Subsidiary
Obligations guaranteed by it hereunder until the Subsidiary Obligations are paid in full and the Commitments are terminated.

8.2.  No Subrogation.  Notwithstanding any
payment or payments made by the Company
hereunder or under any Note, or any set-off or application of funds of the Company by the Administrative Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Subsidiary Borrower or against any collateral security or guarantee or right of offset held by the Administrative
Agent or any Lender for the payment of the Subsidiary Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from the Subsidiary Borrower in respect of payments made by the Company
hereunder or under any Note, until all amounts owing to the Administrative Agent and the Lenders by the Subsidiary Borrower on account of the Subsidiary Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Subsidiary Obligations shall not have been paid in full, such amount shall be held by the Company in trust for the Administrative
Agent and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company (duly indorsed by the Company to the Administrative Agent, if required), to be applied against the Subsidiary Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this paragraph shall continue to be effective after the termination of this Agreement, the payment in full of the Subsidiary Obligations and the termination of the Commitments.

8.3.  Modification of Obligations.  The
Guarantor hereby consents that, without the necessity of any reservation of rights against it and without notice to or further assent by it, any demand made by the Administrative Agent or any Lender for payment of any of the Subsidiary Obligations may be rescinded by the Administrative Agent or such Lender and any of such Subsidiary Obligations continued, and the Subsidiary Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or such Lender and this Agreement (other than the obligations specifically incurred by the
Guarantor as a Borrower or as the Guarantor under this Section 8), any collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent or such Lender may deem advisable from time to time, and any collateral security or guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of such

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Subsidiary Obligations may be sold, exchanged,
waived, surrendered or released, all without the necessity of any reservations of rights against the Guarantor and without notice to or further assent by the Guarantor (in respect of its guarantee hereunder) which will remain bound hereunder notwithstanding any such renewal, extension, supplement, termination, sale, exchange, waiver, surrender or release.
Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Subsidiary
Obligations and the Guarantor specifically acknowledges that the Administrative Agent has not recorded or registered and has no obligation to record or register the German
Mortgage or the German Security Agreement.
When making any demand hereunder against the Guarantor or the Subsidiary Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the other, and any failure by the Administrative Agent or such Lender to make any such demand or to collect any payments from the Subsidiary Borrower or the Guarantor or any other guarantor or any release of the Guarantor, the Subsidiary Borrower or any other guarantor shall not relieve the Guarantor or the Subsidiary Borrower of its obligations and liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Guarantor or the Subsidiary Borrower. For purposes of this subsection 8.3, the term
"demand" shall include the commencement and continuance of any legal proceedings.

8.4. Waiver. The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary
Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 8 or acceptance of the guarantee contained in this
Section 8, and such Subsidiary Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the guarantee contained in this
Section 8, and all dealings between the
Borrowers and the Guarantor and the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 8. The
Guarantor hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment and all other notices to or upon the Guarantor with respect to the Subsidiary Obligations. This Section 8 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of this Agreement, any of the Subsidiary Obligations, or any collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender and without regard to any defense, set-off or counterclaim which may at any time be available to or be asserted by the Guarantor or the Subsidiary Borrower against the Administrative Agent or any Lender, or by any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor or the Subsidiary Borrower) (other than payment in full of the Subsidiary Obligations) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Subsidiary Borrower for the Subsidiary
Obligations, or of the Guarantor under the guarantee contained in this Section 8 in bankruptcy or in any other instance, and the obligations and liabilities of the Guarantor and the Borrowers hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender at any time of any right or remedy against any Borrower, the Guarantor or any other Person which may be or become liable in respect of all or any part of the Subsidiary Obligations or against any collateral security

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
or guarantee therefor or right of offset with respect thereto. The guarantee contained in this Section 8 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor (and any successor and assign thereof) and shall inure to the benefit of the Administrative
Agent and the Lenders and their respective successors and assigns, until (subject to subsection 8.5) all the Subsidiary Obligations and the obligations of the Guarantor under this
Section 8 shall have been satisfied by payment in full.

8.5.  Reinstatement.  The guarantee contained
in this Section 8 shall continue to be
effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Subsidiary Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, all as though such payments had not been made.

8.6.  Payment of Subsidiary Obligations.  The
Guarantor hereby guarantees that the Subsidiary
Obligations guaranteed by it hereunder will be paid to the Person entitled thereto pursuant to the terms of this Agreement at the applicable
Payment Office without set-off or counterclaim.


SECTION 9.  EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)  Any Borrower shall fail to pay any
principal of any Loan when due in accordance with the terms thereof or hereof; or any Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any Note, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)  Any representation or warranty made or
deemed made by the Company or the Subsidiary
Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)  The Company shall default in the
observance or performance of any Negative
Covenant, except those Negative Covenants for which the Principal Credit Agreement provides a cure period; or

(d)  Any Borrower shall default in the
observance or performance of other agreement contained (or incorporated by reference) in this Agreement or any other Loan Document
(other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days (in the case of any such default by the Company) or 30 days after written notice thereof to the Subsidiary Borrower (in the case of any such default by the Subsidiary
Borrower); or

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
(e)  The Company or any of its Restricted
Subsidiaries shall (i) default in the payment of principal of or interest on any Indebtedness
(other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $25,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation
(or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

(f)  (i) The Company or any of its Restricted
Subsidiaries shall commence any case,
proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating, to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Restricted
Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, or (iv) the Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)  (i) Any Person shall engage in any
"prohibited transaction" (as defined in
Section 406 of ERISA or Section 4975 of the
Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled
Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable
Event or commencement of proceedings or
appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single
Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the

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Company or any Commonly Controlled Entity
shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
(vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h)	One or more final judgments or decrees of
a court shall be entered against the Company or any of its Restricted Subsidiaries for the payment of money in an aggregate amount (to the extent not adequately covered by insurance) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i)  Any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement or any Note shall immediately become due and payable; (B) if such event is any other
Event of Default, either or both of the
following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative
Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable and
(C) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, exercise its remedies under the German Mortgage and/or the German Security Agreement.

Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


SECTION 10.  THE ADMINISTRATIVE AGENT; THE
ARRANGER

10.1.  Appointment.  Each Lender hereby
irrevocably designates and appoints the
Administrative Agent as the agent of such Lender under this Agreement and the other Loan
Documents, and each Lender irrevocably
authorizes, and each holder of a Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative
Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative
Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.
The Administrative Agent is hereby expressly authorized by the Lenders to accept on their behalf any security interests or

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
guarantees granted by any Borrower or the Pledgor. Notwithstanding any provision to the contrary elsewhere contained in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative
Agent.

10.2.  Delegation of Duties.  The
Administrative Agent may execute any of its duties under this Agreement and the other Loan
Documents by or through agents or
attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative
Agent shall not be responsible for the
negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

10.3.  Exculpatory Provisions.  Neither the
Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document
(except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders or any holder of a Note for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Loan
Document or in any certificate, report,
statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower to perform its obligations hereunder or thereunder. The
Administrative Agent shall not be under any obligation to any Lender or any holder of a Note to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower.

10.4.  Reliance by Administrative Agent.  The
Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel
(including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent.
The Administrative Agent may deem and treat the payee of any note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The
Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority
Lenders, and such request and any

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
action taken or failure to act pursuant thereto shall be binding upon all the Lenders and holders of the Notes and all future holders of the Loans and the Notes.

10.5.  Notice of Default.  The Administrative
Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative
Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders;
provided that unless and until the
Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders and the holders of the Notes.

10.6.  Non-Reliance on Administrative Agent and
Other Lenders.  Each Lender expressly
acknowledges, and each holder of a Note by the acceptance of such Note shall be deemed to acknowledge, that neither the Administrative
Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or
Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the
Administrative Agent to any Lender or holder of a Note. Each Lender represents, and each holder of a Note by the acceptance of such Note shall be deemed to represent, to the Administrative Agent that it has, independently and without reliance upon the Administrative
Agent or any other Lender or holder of a Note, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder, enter into this Agreement and/or accept such Note, as the case may be.
Each Lender also represents, and each holder of a Note by the acceptance of such Note shall be deemed to represent, that it will, independently and without reliance upon the Administrative Agent or any other Lender or holder of a Note, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the
Administrative Agent shall not have any duty or responsibility to provide any Lender or holder of a Note with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower which may come into the possession of the Administrative
Agent or any of its officers, directors, employees, agents, attorneys-in-fact or
Affiliates.

10.7.  Indemnification.  The Lenders agree to
indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective
Commitment

                         39
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
Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time
(including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct; provided further that no Designated Lender shall be liable for any payment under this subsection 10.7 so long as, and to the extent that, its Designating Lender makes such payments. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder and under the Notes.

10.8.  Administrative Agent in Its Individual
Capacity.  The Administrative Agent and its
Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not the
Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it or one of its branches, the Administrative Agent shall have the same rights and powers under this Agreement and the other
Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender", "Lenders" or "holders of Notes" shall include the Administrative Agent in its individual capacity.

10.9.  Successor Administrative Agent.  The
Administrative Agent may resign as
Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall, unless an Event of Default shall be outstanding, be approved by the Company (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former
Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former
Administrative Agent or any of the parties to this Agreement or any holders of the Loans.
After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative
Agent under this Agreement and the other Loan
Documents.

10.10.  Arranger.  The Arranger, in such
capacity, shall have no duties or
responsibilities, and shall incur no
obligations or liabilities, under this
Agreement or the other Loan Documents but shall nevertheless be entitled to all of the indemnities and other protections afforded to the Administrative Agent under this Section 10.

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
SECTION 11.  MISCELLANEOUS

11.1.  Amendments and Waivers Generally;
Amendments to Schedules I, II and III.

(a)  Neither this Agreement nor any other Loan
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (i) enter into with the Company written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (ii) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's
Commitments, in each case without the consent of each Lender affected thereby, or (B) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan
Documents, or release the Guarantor from its obligations under Section 8, in each case without the written consent of all the Lenders, or (C) release all or substantially all of the German Collateral from the Lien of the German Mortgage and the German Security
Agreement, or (D) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative
Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing;
no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

(b) Schedules I, II, and III may be amended as follows:

(i)  Schedule I may be amended to change the
notice information contained therein upon delivery of written notice of such change to the Administrative Agent by the Lender making such change.

(ii)  Schedule II will be amended to remove
Subsidiaries of the Company as Restricted
Subsidiaries, upon execution and delivery by the Company and the Administrative Agent of a Schedule Amendment providing for such amendment. Schedule II shall be deemed amended to add Subsidiaries of the

                      41
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
Company as Restricted Subsidiaries, upon delivery of written notice thereof by the Company to the Administrative Agent.

(iii)  Schedule III will be amended to change
administrative information contained therein
(other than any Funding Time, Payment Time or notice time contained therein), upon execution and delivery by the Company and the Administrative Agent of a Schedule Amendment providing for such amendment.

(iv)  Schedule III will be amended to conform
any Funding Time, Payment Time or notice time contained therein to then-prevailing market practices, upon execution and delivery by the Company, the Majority Lenders and the Administrative Agent of a Schedule Amendment providing for such amendment.

(c) Each Designating Lender may act on behalf of its Designated Lender with respect to any rights of its Designated Lender to grant or withhold any consent hereunder to the fullest extent it has been so delegated to act by its Designated Lender pursuant to its Designation
Agreement.

11.2.  Notices.  All notices, requests and
demands to or upon the respective parties hereto to be effective shall be in writing
(including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or 5 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in
Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

Any Borrower:  Harman International Industries,
    Incorporated
    1101 Pennsylvania Avenue, N.W., Suite 1010
    Washington, D.C. 20004
Attention:  Mr. Greg Henry,
Assistant Treasurer
Fax:	(202) 393-3064

The Administrative Agent:  Commerzbank AG
    New York Branch
    2 World Financial Center
    New York, NY  10281-1050
Attention:  Credit Administration
Sunita Sajnani
Fax:	212-266-7593



                      42
with a copy to:  Commerzbank AG
    Los Angeles Branch
    633 West Fifth Street, 5th Floor
    Los Angeles, CA  90071
Attention:  Corporate Banking
Werner Schmidbauer
Fax:  213-623-0039

Any Lender:  To the address for such Lender on
Schedule I
provided that the Notice of Borrowing and Indemnity Agreement, any Notice of Interest
Period, or any notice pursuant to subsection
2.5 shall not be effective until received.

11.3.  No Waiver; Cumulative Remedies.  No
failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4.  Survival of Representations and
Warranties.  All representations and
warranties made hereunder, in the other Loan
Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

11.5  Payment of Expenses and Taxes.  The
Company agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other
Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold the Administrative Agent and each Lender (each, an "indemnified person") harmless from and against any and all liabilities, obligations, losses, damages, judgments, penalties, costs, expenses or disbursements of any kind

                         43
or nature whatsoever arising out of claims, actions, suits or proceedings brought by third parties with respect to the execution, delivery, enforcement, performance and administration of this Agreement or the use of the proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Company shall have no obligation hereunder to any indemnified person with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of such indemnified person or (ii) legal proceedings commenced against such indemnified person by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder and under the Notes.

11.6.  Successors and Assigns; Participations
and Assignments.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Guarantor, the Lenders, the Administrative
Agent and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities
("Participants") participating interests in any
Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan
Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrowers agree that if amounts outstanding under this Agreement or any Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement or any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such
Participant shall be deemed to have agreed to, share with the Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 3.5, 3.6 and 3.7 with respect to its participation in the Commitments and the Loans outstanding as if it were a Lender; and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any

                           44

Lender or any affiliate thereof or, with the consent of the Company and the Administrative
Agent (which in each case shall not be
unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance executed by such Assignee, such assigning
Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, the aggregate amount of the Commitment being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the aggregate amount of the Commitment remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Company and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and Loans outstanding as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Company shall not be required for any assignment which occurs at any time when any of the events described in
Section 9(f) shall have occurred and be
continuing.

(d) The Administrative Agent shall maintain at the address of the Administrative Agent referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses and Commitments of the Lenders and the principal amounts of the Loans, and the principal amounts and holders of the Notes, owing by each Borrower to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or holder of a Note or other obligation hereunder as the owner or holder thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary.
Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender and any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt from an assigning Lender and an Assignee of an Assignment and Acceptance executed by an assigning Lender and an Assignee
(and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $2,500, (i) the Administrative Agent shall (A) promptly accept such Assignment and Acceptance and (B) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company and (ii) the assigning Lender, the Administrative Agent and the

                         45

Borrowers shall make appropriate arrangements
(at such assigning Lender's cost and expense) so that the Notes evidencing such assigned Loan are surrendered and new Notes are issued to the Assignee and the assigning Lender, as appropriate.

(f)  Each Borrower authorizes each Lender to
disclose to any Participant, Assignee or Designated Lender (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 11.17, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or, which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement, provided, that the Lenders shall take such steps as reasonably necessary to ensure that confidential information will be treated in a confidential manner as required by subsection
11.17.

(g)  For avoidance of doubt, the parties to
this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan to any Federal Reserve Bank in accordance with applicable law.

(h) Any Lender may at any time designate not more than one Designated Lender to fund Loans on behalf of such Designating Lender subject to the terms of this subsection 11.6(h), and the provisions of subsections 11.6(b), (c), (d) and
(e) shall not apply to such designation.  No
Lender may have more than one Designated Lender at any time. Such designation may occur either by the execution of the signature pages hereof by such Lender and Designated Lender next to the appropriate "Designating Lender" and
"Designated Lender" captions, or by execution by such parties of a Designation Agreement subsequent to the date hereof; provided, that any Lender and its Designated Lender executing the signatures pages hereof as "Designating
Lender" and "Designated Lender", respectively, on the date hereof shall be deemed to have executed a Designation Agreement, and shall be bound by the respective representations, warranties and covenants contained therein, and such designation shall be conclusively deemed to be accepted by the Company, the Subsidiary
Borrower and the Administrative Agent. The parties to each such designation occurring subsequent to the execution date hereof shall execute and deliver to the Company and the Administrative Agent for their acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender and consented to by the Company, the Administrative
Agent will accept such Designation Agreement and will give prompt notice thereof to the Company and the other Lenders, whereupon, (i) the Company and/or the Subsidiary Borrower, as the case may be, shall execute and deliver to the Designating Lender (at such Designated
Lender's cost and expense) a Designated Lender
Note payable to the order of the Designated
Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Loans on behalf of its Designating Lender pursuant to subsection 2.8 and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated

                        46

Lender which are then due and payable;
provided, however, that regardless of such designation and assumption by the Designated
Lender, the Designating Lender shall be and remain obligated to the Company, the Subsidiary
Borrower, the Administrative Agent and the Lenders for each and every of the obligations of the Designating Lender and its related
Designated Lender with respect to this
Agreement, including, without limitation, any indemnification obligations under subsection
10.7 and any sums otherwise payable to the Company or the Subsidiary Borrower by the Designated Lender. Each Designating Lender, or a specified branch or affiliate thereof, shall serve as the administrative agent of its Designated Lender and shall on behalf of its Designated Lender: (a) receive any and all payments made for the benefit of such Designated Lender and (b) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by a Designating Lender, or specified branch or affiliate thereof, as administrative agent for its Designated Lender and need not be signed by such Designated Lender on its own behalf. The
Company, the Subsidiary Borrower, the
Administrative Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same.
No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than via an assignment to its Designating Lender or Liquidity Bank, if any, or otherwise in accordance with the provisions of this subsection 11.6.

11.7.  Adjustments; Set-off.

(a)  If any Lender (a "benefitted Lender")
shall at any time receive any payment of all or part of its Loans or other Obligations or Subsidiary Obligations then due and owing, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or other Obligations or Subsidiary Obligations then due and owing, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's
Loans or other Obligations or Subsidiary
Obligations, or shall provide such other
Lenders with the benefits of any such
collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted
Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder or under any Note (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender

                           47
or any branch or agency thereof to or for the credit or the account of such Borrower. Each
Lender agrees promptly to notify such Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

11.8.  Power of Attorney.  The Subsidiary
Borrower hereby grants to the Company an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Agreement and each other Loan
Document, including, without limitation, execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith.
The Subsidiary Borrower hereby explicitly acknowledges that the Administrative Agent and each Lender has executed and delivered this Agreement and each other Loan Document to which it is a party, and has performed its obligations under this Agreement and each other
Loan Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this subsection
11.8.

11.9.  Judgment.

(a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any Note in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that rate, inclusive of any costs of exchange, at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

(b)  The obligation of any Borrower or the
Guarantor in respect of any sum due to any Lender or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency (the "Judgment
Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement
Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in the Judgment Currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent (as the case may be) in the Agreement Currency, such Borrower or the Guarantor (as the case may be) agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent (as the case may be), such Lender or the Administrative Agent (as the case may be) agrees to remit to such Borrower or the Guarantor (as the case may be) such excess.

11.10  Counterparts.  This Agreement may be
executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and

                        48
the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

11.11.  Severability.  Any provision of this
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.12.  Integration.  This Agreement and the
other Loan Documents represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other
Loan Documents.

11.13.  GOVERNING LAW.  THIS AGREEMENT AND THE
RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER
SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE
STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS
PRINCIPLES OF CONFLICT OF LAWS.

11.14.  Submission To Jurisdiction; Waivers.
Each Borrower hereby irrevocably and
unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New
York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)  consents that any such action or
proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail
(or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)  agrees that nothing herein shall affect
the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)  waives, to the maximum extent not
prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.


                      49

11.15.  Acknowledgments.  Each Borrower hereby
acknowledges that:

(a)  it has been advised by counsel in the
negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

11.16.  WAIVERS OF JURY TRIAL.  THE BORROWERS,
THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY
IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY
JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING
TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT
AND FOR ANY COUNTERCLAIM THEREIN.

11.17.  Confidentiality.  Each Lender and the
Administrative Agent agrees to keep
confidential all non-public information
provided to it by the Company pursuant to this Agreement that is designated by the Company in writing as confidential; provided that nothing herein shall prevent any Lender or the Administrative Agent, as the case may be, from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Designated Lender or Transferee which receives such information having been made aware of the confidential nature thereof, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, as necessary, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, (vii) in connection with the exercise of any remedy hereunder or (viii) to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Designated
Lender.

11.18.  No Bankruptcy Proceedings.  Each of the
Company, the Subsidiary Borrower, the Lenders and the Administrative Agent agrees that it will not institute against any Designated
Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender.

11.19.  No Double Counting.  For the avoidance
of doubt and for purposes of construction, there shall be no double counting of amounts owing or payments made under this Agreement and under the Notes.

                         50

	IN WITNESS WHEREOF, the parties hereto
have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED
By:
Name:
Title:

BECKER HOLDING GMBH
By:
Name:
Title:

COMMERZBANK AG, NEW YORK
BRANCH,
as Administrative Agent
By:
Name:
Title:
By:
Name:
Title:

Effective Date:            , 2000

Designating Lender:

COMMERZBANK AG, NEW YORK AND
GRAND CAYMAN BRANCHES,
as a Lender
By:
Name:
Title:
By:
Name:
Title:

Designated Lender:

FOUR WINDS FUNDING CORPORATION
by Commerzbank AG, New York Branch,
attorney-in-fact
By:
Name:
Title:
By:
Name:
Title:
Designating Lender:  Commerzbank AG,
     New York  - Grand
     Cayman Branches

COMMERZBANK AG,
LOS ANGELES BRANCH
By:
Name:
Title:
By:
Name:
Title:

CITIBANK, N.A.
By:
Name:
Title:

HSBC Bank USA
By:
Name:
Title:

BANK OF AMERICA N.A.
(formerly known as NationsBank N.A.)
By:
Name:
Title:

SOCIETE GENERALE
By:
Name:
Title:

DEN DANSKE BANK AKTIESELSKAB,
CAYMAN ISLANDS BRANCH
By:
Name:
Title:

SCHEDULE I
Commitments and Notice Information


                  Total         Amount of Loan to   Amount of Loan to
Lender            Commitment    Company             Subsidiary Borrower
--------          ----------    -----------------   -------------------

Commerzbank AG,
Los Angeles
Branch            DEM 0.00         DEM 0.00              DEM 0.00

Commerzbank AG,   DEM 30,000,000   DEM 24,000,000        DEM 6,000,000
New York - Grand
Cayman Branches

Citibank, N.A.    DEM 25,000,000   DEM 20,000,000        DEM 5,000,000

HSBC Bank USA     DEM 25,000,000   DEM 20,000,000        DEM 5,000,000

Bank of
America N.A.      DEM 25,000,000   DEM 20,000,000        DEM 5,000,000

Societe Generale  DEM 25,000,000   DEM 20,000,000        DEM 5,000,000

Den Danske Bank   DEM 20,000,000   DEM 16,000,000        DEM 4,000,000
Aktieselskab,
Cayman Islands
Branch
                     -----------      -----------           ----------

Total                150,000,000      120,000,000           30,000,000

Notice Information:
Commerzbank AG, New York - Grand Cayman
    Branches
    2 World Financial Center
    New York, New York  10281-1050
    Attn:  Credit Administration
    Sunita Sajnani
    Tel: (212) 266-7608
    Fax: (212) 266-7593

Schedule I Page 1

With a copy to:  Commerzbank AG, Los Angeles
    Branch
    633 West Fifth Street
    Los Angeles, CA  90071
    Attn:  Corporate Banking
    Werner Schmidbauer
    Tel: (213) 623-8223
    Fax: (213) 623-0039

    Citibank N.A.
    2 Penn's Way, Suite 200
    New Castle, DE 19720
    Attention:  Sally Schoenleber
    Assistant Manger
    Tel: (302) 894-6061
    Fax: (302) 894-6020

    HSBC Bank USA
    1 HSBC Center, 26th Floor
    Buffalo, NY 14203
    Attention:  Tanysia Hunter
    Tel: (716) 841-1930
    Fax: (716) 841-7152

    Bank of America N.A.
    335 Madison Avenue
    5th Floor
    New York, New York 10017
    Attention:  Lisa B. Choi
    Vice President
    Tel: (212) 503-8101
    Fax: (212) 503-7066

    Societe Generale
    1221 Avenue of the Americas
    New York, NY 10020
    Attention:  Kateline Martinez
    Corporate Banking Officer
    Tel: (212) 278-6855
    Fax: (212) 278-7490

Schedule I Page 2

    Den Danske Bank Aktieselskab
    Cayman Islands Branch
    280 Park Avenue
    New York, NY 10017
    Attention:  Loan Administration
    Tel: (212) 984-8462
    Fax: (212) 490-0252



Schedule I Page 3

SCHEDULE III
Administrative Schedule

FUNDING OFFICE, FUNDING TIME, PAYMENT OFFICE
AND PAYMENT TIME

Floating Rate Loans

1.  Funding Office:  Commerzbank AG, New York -
Grand Cayman Islands
2. Funding Time: 11:00 a.m., New York time on the Effective Date
3.  Payment Office:  Commerzbank AG, New York
Branch
ABA No.:  026 008 044
Account No.:  150/1036565/05USD
Ref.:  Harman Industries Inc.
4.  Payment Time:  11:00 a.m., New York time

Base Rate Loans

1.  Funding Office:  Commerzbank AG, New York
Branch
2.  Funding Time:  N/A
3.  Payment Office:  Commerzbank AG, New York
Branch
ABA No.:  026 008 044
Account No.:  150/1036565/05USD
Ref.:  Harman Industries Inc.
4.  Payment Time:  11:00 a.m., New York time

Notice of Borrowings/Notice of Interest Periods

1.  Deliver to:  Commerzbank AG, New York
Branch
2 World Financial Center
New York, New York  10281-1050
Attn:  Credit Administration
Sunita Sajnani
Tel:	(212) 266-7608
Fax:	(212) 266-7593

Schedule III Page 1

Commerzbank AG, Los Angeles Branch
633 West Fifth Street
Los Angeles, CA  90071
Attn:  Corporate Banking
Werner Schmidbauer
Tel:	(213) 623-8223
Fax:	(213) 623-0039

2.  Time:  Floating Rate Loans - Not later than
10:00 a.m., New York time, on the last Business
Day preceding the Quotation Day in respect of such borrowing.





Schedule III Page 2

            EXHIBIT A
  Form of Designation Agreement
  Dated _________________, 20__

Reference is made to that certain Amended and Restated Credit Agreement dated as of July 5,
2000 (as amended, supplemented or otherwise modified from time to time, the "Credit
Agreement") by and among Harman International
Industries, Incorporated (the "Company"),
Becker Holding GmbH (the "Subsidiary
Borrower"), the Lenders parties thereto, and Commerzbank AG, New York Branch, as
Administrative Agent (the "Administrative
Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

[NAME OF DESIGNATING LENDER] (the "Designating
Lender"), [NAME OF DESIGNEE] (the "Designee"), the Administrative Agent, the Company and the Subsidiary Borrower agree as follows:

1.  Pursuant to subsection 11.6(h) of the
Credit Agreement, the Designating Lender hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Loans pursuant to Section 2 of the Credit Agreement. Any delegation by Designating Lender to Designee of its rights to make a Loan pursuant to such Section 2 shall be effective at the time of the funding of such Loan and not before such time.

2. Except as set forth in Section 7 below, the Designating Lender makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to
(a) any statements, warranties or
representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Company or the Subsidiary
Borrower or the performance or observance by either of any of its obligations under any Loan
Document or any other instrument or document furnished pursuant thereto.

3.  The Designee (a) confirms that it has
received a copy of each Loan Document, together with copies of the financial statements referred to in subsection 6.1 of the Credit
Agreement and such other documents and
information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Administrative Agent, the Designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (c) confirms that it is a Designated Lender; (d) appoints and authorizes the Administrative
Agent to take such action as the Administrative
Agent on its behalf and to exercise such powers and discretion under any Loan Document as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan
Document are required to be performed by it as a Lender.

Exhibit A Page 1

4.  The Designee hereby appoints [Designating
Lender or a specified branch or affiliate of Designating Lender] as Designee's agent and attorney in fact and grants to [Designating
Lender or a specified branch or affiliate of Designating Lender] an irrevocable power of attorney to receive payments made for the benefit of Designee under the Credit
Agreement, to deliver and receive all
communications and notices under the Credit
Agreement and other Loan Documents and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Credit
Agreement or other Loan Documents.  Any
document executed by such agent on the
Designee's behalf in connection with the Credit
Agreement or other Loan Documents shall be binding on the Designee. The Company, the Subsidiary Borrower, the Administrative Agent and each of the Lenders may rely on and are beneficiaries of the preceding provisions.

5.  Following the execution of this Designation
Agreement by the Designating Lender, its Designee, the Company and the Subsidiary
Borrower, it will be delivered to the
Administrative Agent for acceptance and
recording by the Administrative Agent. The effective date for this Designation Agreement
(the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on the signature page thereto.

6.  Each of the Company, the Subsidiary
Borrower, the Designating Lender and the Administrative Agent hereby (i) acknowledges that the Designee is relying on the non-petition provisions of subsection 11.18 of the Credit Agreement as agreed to by all signatories thereto and (ii) reaffirms that it will not institute against the Designee or join any other Person in instituting against the Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law for one year and one day after the payment in full of the latest maturing commercial paper note issued by the Designee.

7.  The Designating Lender unconditionally
agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designee, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Designee hereunder or thereunder, provided that the Designating Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

8. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Credit
Agreement with a right to make Loans as a Designated Lender pursuant to subsection 2.8 of the Credit Agreement and the rights and obligations of a Designated Lender related thereto; provided, however, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designee which is not otherwise required to repay obligations of the Designee Lender which are then due and payable. Notwithstanding the foregoing, the [Designating Lender or a specified branch or affiliate of Designating
Lender], as administrative

Exhibit A Page 2
agent for the Designee, shall be and remain obligated to the Company, the Subsidiary
Borrower, the Administrative Agent and the Lenders for each and every of the obligations of the Designee and the Designating Lender with respect to the Credit Agreement, including, without limitation, any indemnification obligations under subsection 10.7 of the Credit
Agreement and any sums otherwise payable to the Company or the Subsidiary Borrower by the Designee.

9.  This Designation Agreement shall be
governed by and construed in accordance with the laws of the State of New York.

10. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

IN WITNESS WHEREOF, the Designating Lender and the Designee intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

[NAME OF DESIGNATING LENDER],
as Designating Lender
By:
Name:
Title:

[NAME OF DESIGNEE],
as Designee
By:
Name:
Title:


Exhibit A Page 3

HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED,
as the Company
By:
Name:
Title:

BECKER HOLDING GMBH,
as the Subsidiary Borrower
By:
Name:
Title:

Accepted this ___ day of _________, 20__:

COMMERZBANK AG, NEW YORK BRANCH,
as Administrative Agent
By:
Name:
Title:



Exhibit A Page 4

EXHIBIT B

NOTICE OF BORROWING AND INDEMNITY AGREEMENT

This NOTICE OF BORROWING AND INDEMNITY
AGREEMENT dated as of _______ __, 2000 (this
"Notice and Agreement") is made among HARMAN
INTERNATIONAL INDUSTRIES, INCORPORATED (the
"Company"), BECKER HOLDING GMBH (the
"Subsidiary Borrower") and COMMERZBANK AG, NEW
YORK BRANCH ("Administrative Agent")

        W I T N E S S E T H:

  WHEREAS, the Company, Subsidiary Borrower,
Administrative Agent and lenders party thereto
("Lenders") have entered into that certain
Amended and Restated Credit Agreement dated as of July 5, 2000 (the "Credit Agreement")
(capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement);

  WHEREAS, pursuant to the Credit Agreement, the execution and delivery of this Notice and Agreement is a condition precedent to the effectiveness of the Credit Agreement and the making of the Loans under the Credit Agreement;
and

  NOW, THEREFORE, in order to induce the
Lenders to make the Loans under the Credit
Agreement, the Company and the Subsidiary
Borrower provide the following notices and agree with the Administrative Agent for the benefit of each Lender as follows:

1. The Company hereby irrevocably notifies the Lenders and the Administrative Agent that it will borrow on the Effective Date (________ __, 2000), $[______] (the "Company Loan Amount").
The initial Interest Period for such Loan will be [__] months.

2. The Subsidiary Borrower hereby irrevocably notifies the Lenders and the Administrative
Agent that it will borrow on the Effective Date
(________ __, 2000), $[______] (the "Subsidiary
Borrower Loan Amount").  The initial Interest
Period for such Loan will be [__] months.

3.  The Company hereby instructs the
Administrative Agent upon satisfaction or waiver of the conditions precedent in Section
5.1 of the Credit Agreement to wire transfer on the Effective Date the Company Loan Amount in immediately available funds in United States
Dollars to the account of [_____________] as follows (or such other account which the Company shall designate):

Bank:  [_____________]
Account No.:  [_________]


Exhibit B Page 1

ABA No.:  [_________]
Reference:  [_________]

4. The Subsidiary Borrower hereby instructs the Administrative Agent upon satisfaction or waiver of the conditions precedent in Section
5.1 of the Credit Agreement to wire transfer on the Effective Date the Subsidiary Borrower Loan
Amount in immediately available funds in United
States Dollars to the account of _____________] as follows (or such other account which the Subsidiary Borrower shall designate):

Bank:  [________________]
Account No.:  [_________]
ABA No.:  [_________]
Reference:  [_________]

5. In the event that for any reason the making of the Loans under the Credit Agreement (the
"Closing") does not occur by 3:00 p.m. (New
York City time) on the Effective Date, the Borrowers, jointly and severally, shall indemnify each Lender and hold it harmless from any loss, cost or expense which such Lender may sustain or incur as a result of such Lender having made arrangements in the London interbank market or otherwise to fund its Commitment on the Effective Date and the Closing failing to occur by 3:00 p.m. (New York
City time) on that date.

6.  The provisions of Sections 11 of the Credit
Agreement are, by this reference, incorporated herein as if set forth in full herein together with all necessary defined terms, except that references to the term "Agreement" shall mean this Notice and Agreement.



Exhibit B Page 2

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

HARMAN INTERNATIONAL INDUSTRIES,
INC.,
The Company
By:
Name:
Title:

BECKER HOLDING GMBH,
the Subsidiary Borrower
By:
Name:
Title:

Accepted this ___ day of _________, 20__:

COMMERZBANK AG, NEW YORK BRANCH,
as Administrative Agent
By:
Name:
Title:
By:
Name:
Title:


Exhibit B Page 3

              EXHIBIT C
               FORM OF
           PROMISSORY NOTE

U.S. $____________           New York, New York
                             _________, 200_


FOR VALUE RECEIVED, the undersigned, [HARMAN
INTERNATIONAL INDUSTRIES, INCORPORATED, a
Delaware corporation] [BECKER HOLDING GmbH, a
German corporation] (the "Borrower"), hereby unconditionally promises to pay to the order of ________________________ (the "Lender"), in care of Commerzbank AG, New York Branch, as
Administrative Agent (the "Agent"), to
Commerzbank AG, New York Branch, 2 World
Financial Center, New York, New York 10281-
1050, or at such other address as may be specified by the Agent to the Borrower, the principal sum of ___________________ AND __/100
U.S. DOLLARS $___________ on the Termination
Date, or such lesser amount as may be the then outstanding and unpaid balance of all Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Amended and Restated Credit Agreement dated as of July 5, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, [Harman International Industries,
Incorporated] [Becker Holding GmbH], the Agent,
Commerzbank AG, New York Branch, as Arranger, and the other financial institutions party thereto. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit
Agreement.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Note is one of the "Notes" referred to in the Credit Agreement and is subject to, and entitled to, all provisions and benefits thereof. The Credit Agreement, among other things, (a) provides for the making of Loans by the Lender to the Borrower in an aggregate amount not to exceed the Dollar amount first above mentioned, (b) permits and, in certain circumstances, requires the prepayment of the Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK.


Exhibit C Page 1

IN WITNESS WHEREOF, the undersigned has
executed and delivered this Note as of the date written above.

[HARMAN INTERNATIONAL INDUSTRIES,
INCORPORATED]

[BECKER HOLDING GmbH]

By:
Name:
Title:





Exhibit C Page 2

                               [Execution Copy]

    AMENDED AND RESTATED CREDIT AGREEMENT
         dated as of July 5, 2000
                   among
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED,
           BECKER HOLDING GMBH,
THE SEVERAL LENDERS FROM TIME TO TIME PARTY
HERETO

COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK
BRANCH,

         as Administrative Agent
                   and

COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK BRANCH
              Lead Arranger

            TABLE OF CONTENTS
                                       Page
SECTION 1.  DEFINITIONS                  1
  1.1.  Defined Terms                    1
  1.2.  Other Definitional Provisions   13

SECTION 2.  THE LOANS                   14
  2.1.  Loans                           14
  2.2.  Procedure for Borrowing         14
  2.3   Repayment of Loans;
        Evidence of Debt                14
  2.4.  [Reserved]                      15
  2.5.  Optional Prepayments            15
  2.6   Interest Rates and Payment Dates
        for Loans                       15
  2.7.  Inability to Determine Interest
        Rate                            16
  2.8.  Loans by Designated Lenders     16

SECTION 3.  CERTAIN PROVISIONS APPLICABLE
            TO THE LOANS                16
  3.1.  Certain Fees                    16
  3.2.  Computation of Interest and Fees16
  3.3.  Pro Rata Treatment and Payments 17
  3.4.  Illegality                      17
  3.5.  Requirements of Law             18
  3.6.  Taxes                           20
  3.7.  Indemnity                       22
  3.8.  Change of Funding Office        22
SECTION 4.  REPRESENTATIONS AND
            WARRANTIES                  23
  4.1.  Financial Condition             23
  4.2.  No Change                       24
  4.3.  Corporate Existence; Compliance
        with Law                        24
  4.4.  Corporate Power; Authorization;
        Enforceable Obligations         24
  4.5.  No Legal Bar                    24
  4.6.  No Material Litigation          24
  4.7.  No Default                      25
  4.8.  Ownership of Property; Liens    25
  4.9.  Intellectual Property           25
  4.10. Taxes                           25
  4.11. Federal Regulations             25
  4.12. ERISA                           26
  4.13. Investment Company Act;
        Other Regulations               26

                   (i)

  4.14. Purpose of Loans                26
  4.15. Accuracy and Completeness
        of Information                  26
  4.16. Environmental Matters           27

SECTION 5.  CONDITIONS PRECEDENT        28
  5.1.  Conditions to Amendment
        and Restatement and
        Making of Loans                 28

SECTION 6.  AFFIRMATIVE COVENANTS       29
  6.1.  Financial Statements            29
  6.2.  Certificates; Other Information 29
  6.3.  Payment of Obligations          30
  6.4.  Conduct of Business
        and Maintenance of
        Existence                       30
  6.5.  Maintenance of Property;
        Insurance                       31
  6.6.  Inspection of Property;
        Books and Records;
        Discussions                     31
  6.7.  Notices                         31
  6.8.  Environmental Laws              32

SECTION 7.  NEGATIVE COVENANTS          32

SECTION 8.  GUARANTEE                   32
  8.1.  Guarantee                       32
  8.2.  No Subrogation                  33
  8.3.  Modification of Obligations     33
  8.4.  Waiver                          34
  8.5.  Reinstatement                   35
  8.6.  Payment of Subsidiary
        Obligations                     35

SECTION 9.  EVENTS OF DEFAULT           35

SECTION 10.  THE ADMINISTRATIVE AGENT;
             THE ARRANGER               37
 10.1.  Appointment                     37
 10.2.  Delegation of Duties            38
 10.3.  Exculpatory Provisions          38
 10.4.  Reliance by
        Administrative Agent            38
 10.5.  Notice of Default               38
 10.6.  Non-Reliance on
        Administrative Agent
        and Other Lenders               39
 10.7.  Indemnification                 39
 10.8.  Administrative Agent
        in Its Individual
        Capacity                        40
 10.9.  Successor Administrative Agent  40
 10.10. Arranger                        40

SECTION 11.  MISCELLANEOUS              41
 11.1.  Amendments and Waivers
        Generally; Amendments to
        Schedules I, II and III         41


                 (ii)

 11.2.  Notices                         42
 11.3.  No Waiver; Cumulative Remedies  43
 11.4.  Survival of Representations
        and Warranties                  43
 11.5.  Payment of Expenses and Taxes   43
 11.6.  Successors and Assigns;
        Participations and Assignments  44
 11.7.  Adjustments; Set-off            47
 11.8.  Power of Attorney               48
 11.9.  Judgment                        48
 11.10. Counterparts                    48
 11.11. Severability                    48
 11.12. Integration                     49
 11.13. GOVERNING LAW                   49
 11.14. Submission To Jurisdiction;
        Waivers                         49
 11.15. Acknowledgments                 49
 11.16. WAIVERS OF JURY TRIAL           50
 11.17. Confidentiality                 50
 11.18. No Bankruptcy Proceedings       50
 11.19. No Double Counting              50

          SCHEDULES AND EXHIBITS
SCHEDULE I   Commitments and Notice Information
SCHEDULE II  Subsidiaries
SCHEDULE III Administrative Schedule
SCHEDULE IV  Material Debt Instruments
EXHIBIT A    Form of Designation Agreement
EXHIBIT B    Form of Notice of Borrowing and
             Indemnity Agreement
EXHIBIT C    Form of Promissory Note





             (iii)
                                                         213
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